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                                                                    EXHIBIT 23.5


INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of Renaissance Cosmetics, Inc. on Form S-4 of our report on the financial statements of Great American Cosmetics, Inc. for the year ended December 31, 1995 appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deutsch, Marin & Company
----------------------------
DEUTSCH, MARIN & COMPANY
East Meadow, New York


September 30, 1996